October 14, 1996



13912-0008



Penederm Incorporated
320 Lakeside Drive
Foster, City, California  94404

Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Penederm Incorporated, a California corporation (the "Company"), in connection with the Registration Statement on
Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about October 17, 1996 for the purpose of registering under the Securities Act of 1933, as amended, 450,000 shares (the "Shares") of its no par value Common Stock to be issued under the Company's Employee Stock Purchase Plan and Equity Incentive Plan
(collectively, the "Plans").

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

          (a) The Articles of Incorporation of the Company certified by the
Secretary of State of the State of California as of October
11, 1996 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (b) The Bylaws of the Company certified to us by an officer of the
Company as being complete and in full force and effect as of the date of this opinion;

          (c)  A Certificate of the Chief Financial Officer of the
Company
(i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and shareholders of the Company relating to the Plans and the Registration Statement, and (ii) certifying as to certain factual matters;

          (d)  The Registration Statement;

          (e)  The Employee Stock Purchase Plan;

          (f)  The Equity Incentive Plan; and

          (g)  A letter of Chase Mellon Shareholder Services, the
Company's
transfer agent, dated October 10, 1996 as to certain factual matters.


    This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that when issued by the Company in accordance with the Plans, the
Shares will be legally issued, fully paid and nonassessable, assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) each participant in each of the
Plans pays to the Company the full consideration, if any, required to be paid under the Plans and (iii) all applicable securities laws are complied with.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

Very truly yours,


\S\  Heller Ehrman White & McAuliffe